As filed with the Securities and Exchange Commission on September 28, 2018

Registration No. 333-192136

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________

TRUETT-HURST, INC.

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	46-1561499
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

125 Foss Creek Circle

Healdsburg, CA 95448
(Address, Including Zip Code, of Principal Executive Offices)

___________________

Truett-Hurst, Inc.

2012 Stock Incentive Plan

(Full Title of the Plan)

___________________

Phillip L. Hurst
President and Chief Executive Officer
Truett-Hurst, Inc.

125 Foss Creek Circle

Healdsburg, CA 95448
(707) 431-4423

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

David Makarechian, Esq.
O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or “emerging growth company” . See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act    ☐

EXPLANATORY NOTE

Truett-Hurst, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2013 (Commission File No. 333-192136 and referred to herein as the “Registration Statement”) with respect to shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Truett-Hurst, Inc. 2012 Stock Incentive Plan (the “2012 Plan”). A total of 266,000 shares of Common Stock were initially registered for issuance under the Registration Statement.

The Registrant hereby terminates the effectiveness of the Registration Statement. As to any securities that had been registered for issuance pursuant to the Registration Statement that remain unsold at the termination of the Registration Statement, the Registrant hereby removes and withdraws from registration all such securities of the Registrant registered under the Registration Statement that remain unsold as of the date this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Healdsburg, State of California, on September 28, 2018.

TRUETT-HURST, INC.

By:	/s/ Phillip L. Hurst
	Name:	Phillip L. Hurst
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip L. Hurst
Phillip L. Hurst	Chief Executive Officer, President and Director
	(Principal Executive Officer)	September 28, 2018

/s/ Karen Weaver	Chief Financial Officer
Karen Weaver	(Principal Financial and Accounting Officer)	September 28, 2018

/s/ Paul E. Dolan, III
Paul E. Dolan, III	Director	September 28, 2018

/s/ Daniel A. Carroll
Daniel A. Carroll	Director	September 28, 2018

/s/ Barrie Graham
Barrie Graham	Director	September 28, 2018

/s/ Spencer Grimes
Spencer Grimes	Director	September 28, 2018

/s/ Gerry Hansen
Gerry Hansen	Director	September 28, 2018

Marcus Benedetti	Director